Exhibit 3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended October 31, 2020 of Royal Bank of Canada of our report dated December 1, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 2 incorporated by reference in this Annual Report on Form 40-F.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-12036, 333-12050, 333-13052, 333-13112, 333-14144, 333-117922, 333-178350, 333-207754, 333-207750, 333-207748 and 333-211680, and on Form F-3 No. 333-227001 of Royal Bank of Canada of our Report of Independent Registered Public Accounting Firm dated December 1, 2020 referred to above.

We also consent to the reference to us under the heading “Experts”, which appears in the Annual Information Form included in Exhibit 1 incorporated by reference in this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

December 2, 2020